UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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[_]       Definitive Additional Materials

[_]       Soliciting Material Under Rule 14a-12

Aviragen Therapeutics, Inc.
(Name of Registrant as Specified in Its Charter)
DIGIRAD CORPORATION EAST HILL MANAGEMENT COMPANY, LLC Thomas M. Clay
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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CONCERNED AVIRAGEN SHAREHOLDERS GROUP

January 23, 2018

Dear Fellow Aviragen Stockholder:

The attached proxy statement and the enclosed BLUE proxy card are being furnished to you, the stockholders of Aviragen Therapeutics, Inc., a Delaware corporation (“Aviragen,” “AVIR” or the “Company”), in connection with the solicitation of proxies by Digirad Corporation, a Delaware corporation (“Digirad”), East Hill Management Company, LLC, a Delaware limited liability company (“East Hill Management”) and Thomas M. Clay (collectively with certain other participants herein, the “Concerned Aviragen Shareholders Group” or the “CAS Group”) for use at the special meeting of stockholders of Aviragen, and at any adjournments or postponements thereof (the “Special Meeting”), relating to the proposed merger (the “Merger”) between Aviragen and Vaxart, Inc., a Delaware corporation (“Vaxart”). In connection with the proposed Merger, Aviragen entered into an Agreement and Plan of Merger and Reorganization, dated as of October 27, 2017, with Vaxart and Agora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Aviragen (“Merger Sub”).

Pursuant to the attached proxy statement, we are soliciting proxies from holders of shares of Aviragen common stock to vote AGAINST certain proposals submitted to stockholders at the Special Meeting in connection with the proposed Merger.

The Special Meeting is currently scheduled to be held on February 6, 2018 at 9:00 a.m., local time, at 2500 Northwinds Parkway, Suite 100, Alpharetta, Georgia 30009.

We urge you to carefully consider the information contained in the attached proxy statement and then support our efforts by signing, dating and returning the enclosed BLUE proxy card today. The attached proxy statement and the enclosed BLUE proxy card are first being furnished to the stockholders on or about January 23, 2018.

If you have already voted for management’s proposals relating to the Merger, you have every right to change your vote by signing, dating and returning a later dated proxy card.

If you have any questions or require any assistance with your vote, please contact InvestorCom, Inc. (“InvestorCom”), which is assisting us, at their address and toll-free numbers listed on the following page.

Thank you for your support,

Concerned Aviragen Shareholders Group

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the Concerned Aviragen Shareholders Group’s proxy materials, please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Shareholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

SPECIAL MEETING OF STOCKHOLDERS
OF
AVIRAGEN THERAPEUTICS, INC.
TO BE HELD ON FEBRUARY 6, 2018

PROXY STATEMENT
OF THE

CONCERNED AVIRAGEN SHAREHOLDERS GROUP

SOLICITATION OF PROXIES IN OPPOSITION TO
MATTERS RELATING TO THE PROPOSED
MERGER BETWEEN AVIRAGEN THERAPEUTICS, INC. AND VAXART, INC.

PLEASE SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD TODAY

Digirad Corporation, a Delaware corporation (“Digirad”), East Hill Management Company, LLC, a Delaware limited liability company (“East Hill Management”), Thomas M. Clay (collectively with certain other participants as set forth herein, the “Concerned Aviragen Shareholders Group”, the “CAS Group”, “we” or “us”) are significant stockholders of Aviragen Therapeutics, Inc., a Delaware corporation (“Aviragen”, “AVIR” or the “Company”), beneficially owning approximately 8.3% of its outstanding shares of common stock, $0.10 par value per share (the “Shares”). The CAS Group is writing to you in connection with the proposed merger (the “Merger”) between Aviragen and Vaxart, Inc., a Delaware corporation (“Vaxart”). The Board of Directors of Aviragen (the “Board”) has scheduled a special meeting of stockholders for the purpose of approving certain proposals relating to the proposed Merger (the “Special Meeting”). The Special Meeting is currently scheduled to be held on February 6, 2018 at 9:00 a.m., local time, at 2500 Northwinds Parkway, Suite 100, Alpharetta, Georgia 30009. In connection with the proposed Merger, Aviragen entered into an Agreement and Plan of Merger and Reorganization, dated as of October 27, 2017 (the “Merger Agreement”), with Vaxart and Agora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Aviragen (“Merger Sub”).

Pursuant to this Proxy Statement (including the Schedules hereto, the “Proxy Statement”), the CAS Group is soliciting proxies from holders of the Shares, in respect of the following proposals to be considered at the Special Meeting, each as described in greater detail in the proxy statement/prospectus/information statement of Aviragen on Form S-4, filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 12, 2017, as amended (the “Aviragen Merger Proxy Statement”) for the Special Meeting (such proposals, the “Aviragen Merger Proposals”):

1.                  The Company’s proposal to approve the issuance of shares of Aviragen common stock pursuant to the Merger Agreement (the “Stock Issuance Proposal”);

2.                  The Company’s proposal to consider and vote upon an amendment to the certificate of incorporation of Aviragen to effect a reverse stock split of Aviragen common stock, at a ratio in the range of 10 and 20-for-1, with such specific ratio to be mutually agreed upon by Aviragen and Vaxart or, if the Stock Issuance Proposal is not approved by Aviragen stockholders, determined solely by the Aviragen Board following the Special Meeting (the “Reverse Stock Split Proposal”);

3.                  The Company’s proposal to consider and vote upon a proposal to approve, on non-binding advisory basis, the compensation that will or may become payable by Aviragen to its named executive officers in connection with the Merger (the “Executive Merger Compensation Proposal”);

4.                  The Company’s proposal to consider and vote, on a non-binding advisory basis, on the frequency of the advisory vote on the compensation of Aviragen’s named executive officers (the “Say-on-Pay Frequency Proposal”); and

5.                  The Company’s proposal to consider and vote upon an adjournment of the Aviragen Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the Stock Issuance Proposal and/or the Reverse Stock Split Proposal (the “Adjournment Proposal”).

the CAS Group URGES YOU TO VOTE THE BLUE PROXY CARD (1) “AGAINST” THE STOCK ISSUANCE PROPOSAL, (2) “AGAINST” THE REVERSE STOCK SPLIT Proposal, (3) “AGAINST” THE EXECUTIVE MERGER COMPENSATION PROPOSAL, (4) “once every YEAR” with respect to THE SAY-ON-PAY FREQUENCY PROPOSAL AND (5) “AGAINST” THE ADJOURNMENT PROPOSAL.

The CAS Group is composed of Digirad, East Hill Management, Thomas M. Clay and certain other participants as set forth herein. For additional information concerning the members of the CAS Group and the other participants in this proxy solicitation, please refer to the information set forth under the heading “Additional Participant Information.” This Proxy Statement and the BLUE proxy card are first being furnished to Aviragen stockholders on or about January 23, 2018.

The Company has set the close of business on January 2, 2018 as the record date for determining stockholders entitled to notice of and to vote at the Special Meeting (the “Record Date”). The principal executive offices of Aviragen are located at 2500 Northwinds Parkway, Suite 100, Alpharetta, Georgia 30009. Stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. As of the Record Date, there were 38,649,237 Shares outstanding and entitled to vote at the Special Meeting. As of January 23, 2018, the approximate date on which the CAS Group expects to mail this Proxy Statement to the stockholders, the CAS Group, together with all of the participants in this solicitation, are the collective beneficial owners of an aggregate of 3,196,106 Shares, which represents approximately 8.3% of the Shares outstanding. All of the Shares beneficially owned by the members of the CAS Group may be voted by the members of the CAS Group at the Special Meeting.

According to the Aviragen Merger Proxy Statement, to consummate the Merger, Aviragen stockholders must approve the Stock Issuance Proposal, and the approval of the Stock Issuance Proposal requires the affirmative vote of the holders of a majority of the Shares properly cast at the Special Meeting, presuming a quorum is present. The approval of the Reverse Stock Split Proposal is not a condition to the closing of the Merger.

THIS SOLICITATION IS BEING MADE BY THE CAS GROUP AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF AVIRAGEN. THE CAS GROUP IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING. SHOULD OTHER MATTERS, WHICH THE CAS GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED BLUE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

THE CAS GROUP URGES YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD TO VOTE (1) “AGAINST” THE STOCK ISSUANCE PROPOSAL, (2) “AGAINST” THE REVERSE STOCK SPLIT PROPOSAL, (3) “AGAINST” THE EXECUTIVE MERGER COMPENSATION PROPOSAL, (4) “ONCE EVERY YEAR” WITH RESPECT TO THE SAY-ON-PAY FREQUENCY PROPOSAL AND (5) “AGAINST” THE ADJOURNMENT PROPOSAL.

IF YOU HAVE ALREADY SENT A COMPANY PROXY CARD FURNISHED BY AVIRAGEN, YOU MAY REVOKE THAT PROXY BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO THE CAS GROUP, C/O INVESTORCOM, WHICH IS ASSISTING IN THIS SOLICITATION, OR TO THE SECRETARY OF AVIRAGEN, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 6, 2018

The proxy materials are available at:

www.icommaterials.com/CAS

IMPORTANT

Your vote is important, no matter how many or how few Shares you own. The CAS Group urges you to sign, date, and return the enclosed BLUE proxy card today to vote AGAINST the Stock Issuance Proposal.

The CAS Group does not believe that the Merger is in the best interest of the Company’s stockholders. A vote AGAINST the Stock Issuance Proposal will enable you – as the owners of Aviragen – to send a message to the Board that you are committed to maximizing the value of your Shares and that you will not approve a proposed transaction that does not fully and fairly value your Shares.

●	If your Shares are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to the CAS Group, c/o InvestorCom, in the enclosed envelope today.
●	If your Shares are held in a brokerage account or bank, you are considered the beneficial owner of the Shares, and these proxy materials, together with a BLUE voting form, are being forwarded to you by your broker or bank. As a beneficial owner, you must instruct your broker, trustee or other representative how to vote. Your broker cannot vote your Shares on your behalf without your instructions.
●	Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. Please refer to the enclosed voting form for instructions on how to vote electronically. You may also vote by signing, dating and returning the enclosed voting form.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the Concerned Aviragen Shareholders Group’s proxy materials, please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Shareholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

REASONS FOR OUR SOLICITATION

We are the Concerned Aviragen Shareholders Group or CAS Group. Collectively, we beneficially own approximately 8.3% of the outstanding shares of Common Stock of the Company, making us one of the Company’s largest stockholders. As a significant stockholder of Aviragen, we have been extremely dissatisfied with the performance of the Company under its current Board and we believe that the proposed Merger is not in the best interest of the Company or its stockholders. We are therefore soliciting your proxy to vote at the Special Meeting against the Merger.

THE CAS GROUP BELIEVES THAT THE PROPOSED MERGER WITH VAXART IS NOT IN THE BEST INTERESTS OF AVIRAGEN OR ITS STOCKHOLDERS AND THAT, FOR THE REASONS SET FORTH HEREIN, STOCKHOLDERS SHOULD VOTE AGAINST THE MERGER AT THE SPECIAL MEETING

WE BELIEVE AVIRAGEN MANAGEMENT HAS A TRACK RECORD OF VALUE DESTRUCTION AND THAT THE BOARD HAS FAILED TO TAKE APPROPRIATE ACTIONS AND SHOULD BE HELD ACCOUNTABLE

Russell H. Plumb and Joseph Patti took over the management of Aviragen’s predecessor, Biota Pharmaceuticals, Inc., on November 14, 2012, when the closing share price of the Company’s stock was $4.41 (over 8x the current price). In addition, the Company’s offices were still located in Maryland; shortly thereafter the Company’s offices were moved to Georgia, where we understand Plumb and Patti both reside. Messrs. Plumb and Patti were hired as high-priced, successful biotech managers, however, we believe their supposed successful track record was known to be overstated by the time of their hiring. Prior to joining the Company, Messrs. Plumb and Patti had been the senior management of Inhibitex, Inc. (“Inhibitex”), a company which was eventually sold to Bristol-Myers Squibb Company (“BMY”) for $2.5 billion in February 2012. Shortly after the acquisition of Inhibitex, however, BMY stopped work on Inhibitex’s main product in August 2012 upon the emergence of certain toxic side effects. As a result, BMY took a $1.8 billion impairment charge on their purchase of Inhibitex just months after the acquisition. In addition, Mark Colonnese held positions with various failed companies in the industry prior to joining the Company in November 2015 (including Transgenomic and AtheroGenics).

As of the 2012 year end, Aviragen had a positive outlook. It had two revenue-generating royalty assets, two Phase 2 clinical development programs (laninamivir octanoate for influenza and vapendavir for human rhinovirus), a $231 million contract with the U.S. Office of Biomedical Advanced Research and Development (“BARDA”) to fund clinical development of laninamivir octanoate, numerous preclinical development programs and $74 million in cash. However, over the next two years, in our view management proceeded to mishandle the Company’s most important asset (laninamivir octanoate) and its most important relationship (with BARDA).

Despite laninamivir octanoate being successfully developed and commercialized in Japan for treatment and prevention of influenza, Aviragen was unable to successfully cultivate this clinical project or the Company’s relationship with BARDA. In April 2014, BARDA issued a Stop-Work order to Aviragen to discontinue work on a number of contract activities, including laninamivir octanoate. Aviragen stated that it was surprised by this development but that it would continue to focus its efforts on finalizing the data from its Phase 2 IGLOO trial for laninamivir octanoate.[1] The day following its announcement of the BARDA Stop-Work order, in an apparent effort to comfort stockholders, Aviragen issued a press release clarifying that the Stop-Work order did not mean that BARDA was terminating its contract with the Company. The press release included a statement from BARDA wherein it stated that it had concerns about “product manufacturing, clinical study enrollment pace, costs, and contractor performance” in connection with the project.[2] On May 8, 2014, Aviragen announced that BARDA was terminating the $231 million contract. Again, the Company offered no explanation for this disastrous outcome and stated that it was “somewhat perplexed by this decision” but would continue to finalize the results from its Phase 2 IGLOO trial.[3] Shortly thereafter, in June 2014, Aviragen announced it would reduce its workforce by two-thirds and close a facility. Three months later, in August 2014, Aviragen announced that its 639-patient Phase 2 IGLOO study of laninamivir octanoate was a complete failure, despite the fact that it observed positive antiviral activity. In our view, it is clear that the success of Inavir in Japan and the results of the IGLOO study both indicate that laninamivir octanoate has antiviral activity, which leads to the conclusion that the failure of the IGLOO study was a result of poor study design or execution by Aviragen, as the BARDA order alluded to, rather than a failure of the drug molecule. Backup programs have been equally unsuccessful. The Company was rebranded as Aviragen in April 2016. In February 2017, Aviragen’s Phase 2a trial of BTA585 failed to meet its primary endpoint, which was reduction in viral load. In the same month, the Phase 2b SPIRITUS trial of vapendavir in asthmatics with a rhinovirus infection also failed to meet its primary endpoint. As with laninamivir octanoate, there was evidence that these drug candidates had antiviral activity, and therefore, it is likely that the negative results were due to poor clinical study design or execution.

_______________

[1]	See Press Release Biota Provides an Update on the Development of Laninamivir Octanoate, filed with a Current Report on Form 8-K with the SEC on April 29, 2014.
[2]	See Press Release Biota Provides an Update on the Development of Laninamivir Octanoate, filed with a Current Report on Form 8-K with the SEC on May 1, 2014.
[3]	See Press Release Biota Provides Update on BARDA Contract for Laninamivir Octanoate, filed with a Current Report on Form 8-K with the SEC on May 8, 2014.

In addition, Aviragen has underperformed its most recent proxy peer group and the general market over the past year as illustrated by the chart below.[4]

_______________

[4]	Source: Bloomberg; 1 and 3 year returns as of January 9, 2018.

In our opinion, the tremendous failure of laninamivir octanoate and the BARDA contract necessitated CEO Plumb’s departure from the CEO role. But, rather than clean house, in September 2014, the Board elevated Plumb to the newly-created role of Executive Chairman, and Dr. Patti became CEO of the Company. It is shocking to us that someone who directly oversaw such disastrous operational results, was not only permitted to remain at the Company, but was moved to a position with even greater power. To add insult to injury, to our knowledge the Company has made no cuts to the base compensation of management or the Board since these catastrophic operational failures. Even after announcing that the Company was seeking strategic alternatives, the Company did not reduce compensation in line with its dramatic reduction of employees, assets, and activities. Instead, on April 3, 2017, the day before the Company announced its review of strategic alternatives, the Board awarded Messrs. Patti and Colonnese a combined 1,050,000 options with exercise prices of $0.656 and which vest over 12 months. The incumbent Board has overseen what we believe is a significant destruction of stockholder value and in our view have failed to take appropriate steps to remedy the problems that plague the Company. Aviragen stockholders have been patient, but the time has come to hold the Board accountable and to seek change.

THE PROPOSED MERGER IS NOT IN THE BEST INTEREST OF THE COMPANY

AND ITS STOCKHOLDERS FOR NUMEROUS REASONS

We believe the Process that Led to the Signing of the Merger Agreement was Flawed

As disclosed in the Aviragen Merger Proxy Statement, in September 2017, Aviragen’s transaction committee discussed a nonbinding offer from a “Party F” to acquire Aviragen for $0.81 cash per share, which was later increased to $0.84 cash and included contingent value rights payable on approval of any Aviragen program by the FDA. Rather than solicit stockholders’ views on the attractiveness of this offer, the Aviragen Board kept this offer confidential and refused to negotiate with Party F unless it agreed to a standstill provision which would prevent it from making a tender offer directly to stockholders. The Board also instructed counsel to begin preparation of a shareholder rights plan (more commonly known as a “poison pill”). As of the date we filed our joint Schedule 13D, the stock market valued Aviragen’s share of the combined company resulting from a merger with Vaxart at $0.57 per share (the share price has increased since that date), compared with cash offers of more than $0.80. Furthermore, it is unclear to us whether Aviragen’s financial advisor Stifel, Nicolaus & Company, Incorporated (“Stifel”) actually recommends the Merger over other options available. In our view, Stifel’s failure to expressly recommend the Vaxart Merger may indicate concern about liability if the Party F offer was in fact superior, as it appears to have been based on the stock market’s view of the Vaxart proposal. The CAS Group believes that incentives for management, the Board, and the Company’s financial advisor encouraged a preference for a reverse merger transaction with an unlisted biotech company, which we believe was not in the best interest of stockholders. We think this preference colored the Company’s decisions, ranging from management compensation to evaluating strategic options. Furthermore, the Company has never shared with stockholders the major financial assumptions behind its calculations of liquidation or standalone value, although these are of no competitive significance to the Company, and would be extremely helpful to stockholders’ decision-making process in connection with approving the merger with Vaxart. For the above reasons, based on the disclosures by the Company in the Aviragen Merger Proxy Statement regarding the process employed by the Board in reviewing the various strategic options available, we believe the Company failed to properly consider the relative benefits of alternative proposals or avenues for returning value to stockholders.

We Believe the Incentives of Aviragen’s Management and Directors Regarding the

Proposed Merger are Not Fully-Aligned with those of Stockholders

Aviragen’s senior management is highly incentivized to complete a transaction in which Aviragen experiences a change of control, which will trigger various enhanced severance obligations to Aviragen’s CEO and CFO. The severence obligations are “double-trigger” which requires a termination of employment following a change in control. The total double-trigger payment for Dr. Patti is $1,077,196 and for Mr. Colonnese is $556,439. In addition, while Aviragen has already paid Stifel $500,000, Stifel also has an incentive in seeing the proposed Merger consummated, since it would be entitled to an additional $750,000 payment that is contingent upon the closing of the Vaxart merger. What’s more, the Aviragen Merger Proxy Statement reports that at various points in Aviragen’s strategic review process, Directors Dougherty and Dunne recused themselves from Aviragen’s deliberations because of affiliations with participants in the bidding process. Director Cox recused himself from activities at a different participant in the bidding process but did not recuse himself from deliberations at Aviragen. While Dougherty was apparently later able to reenter Aviragen’s strategic review process because the possibility for a conflict of interest no longer existed, the Aviragen Merger Proxy Statement does not further elaborate with respect to no Cox or Dunne, so it is unclear to us what affiliation these directors continue to have, if any, with Vaxart’s investors. Directors Cox, Richard, and VanLent are expected to continue as directors of the combined company. In addition, all directors will have their unvested Aviragent options immediately vest as part of the proposed Merger.

Vaxart is Not an Attractive Merger Partner in Our View

Based on our review of the Aviragen Merger Proxy Statement, we believe Vaxart’s financial situation is precarious, and it is rapidly running out of cash. We believe that the terms of the deal struck between Aviragen’s Board and Vaxart are extremely favorable to Vaxart and do not reflect effective bargaining considering Vaxart’s extremely weak financial position. Vaxart is being propped up by significant levels of high-interest financing and Vaxart’s auditor even expressed substantial doubt about Vaxart’s ability to continue as a going concern. In fact, the Aviragen Merger Proxy Statement shows that Vaxart had $5.3 million cash and short term investments at September 30, 2017, compared with cash used in operating activities of $7.8 million over the nine months ended September 30, 2017. Assuming flat cash use of $0.9 million per month, this implies that Vaxart will run out of cash near the end of the first quarter of 2018. In addition, Vaxart reported $44.5 million of liabilities, including $38.4 million of long term debt, on September 30, 2017. Furthermore, we believe that Vaxart’s management is not ready for the responsibilities of being a public company. According to the Aviragen Merger Proxy Statement, Vaxart’s auditors identified a material weakness in internal controls over financial reporting in both 2015 and 2016. The material weakness related to Vaxart lacking sufficient qualified resources and adequate processes, thereby impacting Vaxart’s ability to appropriately segregate duties and perform effective and timely review of account reconciliations and nonroutine transactions. Through a reverse merger takeover of Aviragen, Vaxart is able to go public and raise significant cash while not becoming subject to the extensive vetting by financial and legal advisors, and regulators, that is generally a major component of the traditional IPO process. If Aviragen stockholders do not act immediately to stop this Merger, the Vaxart-led combined company may be plagued with significant financial issues right out of the gate, which will further diminish value.

We Believe the Proposed Merger Overvalues Vaxart and Undervalues

Aviragen and the Company Failed to Properly Consider Other Alternatives

We believe that the various methods of valuation of Aviragen and Vaxart as set forth in the Aviragen Merger Proxy Statement do not properly value the companies and tend to improperly overvalue Vaxart and undervalue Aviragen, which may be misleading to stockholders. We believe that the $90 million valuation assigned to Vaxart in the Merger is unrealistically high and the Company and its financial advisor failed to take into account various factors that we believe negatively impact Vaxart’s true value. These include the very costly clinical trials and its unexpected announcement that it recently terminated its relationship with its long-time third-party manufacturer and intends to perform these tasks in-house. Indeed, our review of the trends in Vaxart’s financing, particularly from raising equity financing, to issuing convertible securities to eventually seeking secured bank financing at a 10.5% effective interest rate plus warrants, reveals to us that the true value of Vaxart is significantly lower than the value attributed to it in the Aviragen Merger Proxy Statement. In addition, certain of the valuations of Vaxart disclosed in the Aviragen Merger Proxy Statement compare it with targets where a control premium was included. While the Vaxart entity will become a subsidiary of Aviragen, we believe that Vaxart really is the acquirer in the proposed Merger, as former Vaxart shareholders will own 60% of the combined company, Vaxart-appointed board members will control the board of the combined company and the management team of the combined company consists primarily of Vaxart management (indeed, the combined company’s name will be changed to “Vaxart”). The implied value assigned to Vaxart by the stock market is vastly lower than that proposed by the Company in the Aviragen Merger Proxy Statement. Aviragen’s current market cap of $22 million implies that the combined company will be worth $55 million (since 40% of $55 million is $22 million). According to management, the combined company will have approximately $30 million cash[5], so the market is valuing the assets of the combined company (including BTA074) at $25 million. In our view, this is far from Stifel’s valuations but more in-line with the more pessimistic valuations visible in actual Vaxart financings and option grants.

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[5]	See Transcript from joint conference call between Aviragen and Vaxart and investors on October 30, 2017, filed with a Current Report on Form 8-K with the SEC on October 31, 2017.

The CAS Group believes stockholders should vote against the current proposed Merger with Vaxart given the lack of compelling value delivered versus Aviragen’s standalone value, liquidation value or the value of other potential strategic alternatives. We believe that the liquidation and status quo valuations presented in the Aviragen Merger Proxy Statement are unrealistic, inconsistent, and understated to bolster the attractiveness of the Vaxart Merger. Aviragen estimates a liquidation value of $22.4 million ($0.58 per share) and a status quo value of $25 million ($0.65) per share. Although few assumptions behind these calculation are disclosed, it appears that a liability is included to pay shareholders of Anaconda Pharma, a company Aviragen agreed to acquire in February 2015, a $10 million contingent payment. This payment is only due in the event that BTA074 meets positive targets in its ongoing Phase 2 trial. If this happens and the $10 million payment must be made, the value of the program is certainly going to be greater than $10 million, but as far as we can tell, Aviragen’s analysis in the Aviragen Merger Proxy Statement appears to give this successful program no value. This single assumption produces a swing in value of $0.26 per share. Furthermore, it appears that the $10 million payment to Anaconda shareholders can be made in shares, rather than cash, at Aviragen’s election.

The Company’s last meeting of stockholders to elect directors was well over a year ago. Indeed, we had to file a lawsuit in the Delaware Court of Chancery to compel the Company set a date for such a meeting. The Board has now set a date for an annual meeting for the election of directors as of April 11, 2018 (the “Annual Meeting”). Clearly, this is after this Special Meeting, which prevents stockholders from being able to take action to reconstitute the Board prior to the Special Meeting to prevent the Company from following-through with the Merger. The CAS Group believes that the board of directors of a public company should put the company and its stockholders first (rather than management) in reviewing available strategic alternatives. We believe that a new Board will be able to do this more effectively and therefore the CAS Group has nominated a slate of directors at the Annual Meeting who are truly independent and who will fully explore all available strategies to enhance value for Aviragen stockholders. While we have advocated for liquidation in the past, the CAS Group does not plan to advocate for any specific course of action, but simply for a proper and impartial evaluation of all available options as a means of maximizing value for stockholders, including further development of current assets (including BTA074), pursuing a cash sale of the Company, paying a special dividend, doing a share buyback or tender offer, and evaluating a liquidation scenario, among other possibilities. It is the CAS Group’s intention to let the new Board come to its own conclusions with respect to the best path for the Company and its stockholders and that is why we are pushing for the Company to hold an Annual Meeting as soon as possible. For the reasons set forth above, we do not believe the Merger with Vaxart is in the best interest of the Company or its stockholders and strongly urge stockholders to vote AGAINST the Stock Issuance Proposal at the Special Meeting.

We urge you to demonstrate your opposition to the proposed Merger and to send a message to the Aviragen Board that the proposed Merger is not in the best interest of Aviragen stockholders by signing, dating and returning the enclosed BLUE proxy card as soon as possible.

BACKGROUND TO THE SOLICITATION

The following is a chronology of material events leading up to this proxy solicitation.

•	On April 4, 2017, the Company announced plans “to explore a wide range of strategic alternatives” that include a business combination or strategic merger, in-licensing clinical stage programs, an acquisition, or other transaction.
•	On May 24, 2017, East Hill Management sent a letter to Plumb, Patti, and Colonnese requesting that the Company pursue liquidation rather than a merger, requesting that the Company poll other large shareholders for their preferences, and requesting the letter to be shared with the entire Board. Mr. Patti confirmed receipt and indicated the Board was made aware of the letter.
•	On June 7, 2017, representatives of East Hill Management had a telephone conversation with representatives of the Company’s management and Board to discuss, among other things, the potential benefit of liquidating the Company. The Company offered as an “olive branch” an invitation to bring East Hill Management “under the tent” to comment on any deal being considered by the Board.
•	On June 9, 2017, East Hill Management requested by email to become an observer on the Board, effective immediately. On June 16, 2017, the Company said it was favorably disposed to bringing large shareholders under the tent to review potential transactions but would not add observers to the Board.
•	On June 19, 2017 East Hill Management, Landon T. Clay and Thomas M. Clay filed a Schedule 13D disclosing that they collectively beneficially owned in the aggregate approximately 8.8% of the outstanding stock of the Company and that “The Reporting Persons have concluded, at this time, that the Issuer should abandon all of its plans to explore strategic alternatives and instead should wind up its business and liquidate. To that end, on June 7, 2017, representatives of the Reporting Persons had a telephone conversation with representatives of the Issuer’s management and board of directors to discuss, among other things, the potential benefit of liquidating the Issuer. The Reporting Persons intend to have further conversations, meetings and other communications with the management and board of directors of the Issuer, and possibly with other stockholders and third persons, in each case to discuss the Issuer’s strategies, business, and other matters related to the Issuer. These communications may include a discussion of options for liquidating the Issuer.”
•	Between July 11, 2017 and October 3, 2017, the Company and East Hill Management communicated via email and telephone calls regarding entering into a confidentiality agreement and the terms thereto as a condition to the Company bringing East Hill Management under the tent and sharing information about strategic alternatives being pursued by the Company. However, no such agreement was entered into.
•	On August 30, 2017, East Hill Management had a telephone conversation with Plumb, Patti, and independent director John P. Richard. East Hill Management communicated its intention to vote against Messrs. Plumb and Patti at the Company’s next annual meeting unless the Company took greater consideration of shareholders’ views, specifically about the unattractiveness of a potential reverse merger.
•	On October 27, 2017, the Company entered into the Merger Agreement with Vaxart and Merger Sub and on October 30, 2017 the Company announced the Merger and disclosed the Merger Agreement.

•	On December 29, 2017, the members of the CAS Group entered into the Joint Filing and Solicitation Agreement (as defined below) and filed a joint Schedule 13D with the SEC on such date. On January 11, 2018 the CAS Group amended the Joint Filing and Solicitation Agreement and the Nominees entered into a Joinder Agreement adding them to the CAS Group.
•	On January 3, 2018, Digirad filed a verified complaint with the Court of Chancery of the State of Delaware under 8 Del. C. § 211 seeking to compel the Company to hold an annual meeting of its stockholders for the purpose of electing directors because the Company has not held an annual meeting for more than thirteen months.
•	On January 4, 2018, the Board scheduled an annual meeting for the election of directors to take place on April 11, 2018. Nasdaq requires the Company to hold its annual meeting by June 30, 2018. In order to comply with this requirement, the Company had planned to set a date for the annual meeting following the Company’s previously announced Special Shareholders Meeting, scheduled for February 6, 2018, to vote on its proposed merger with Vaxart, Inc., which was announced on October 30, 2017. At the January 4, 2018 meeting of the Board, the Board also selected February 14, 2018 as the record date for the annual meeting.
•	On January 11, 2018, Digirad, on behalf of itself, East Hill Management and Thomas M. Clay, delivered a letter to the Company nominating Philip R. Broenniman, James C. Elbaor, Paul J. Evans, Ezra M. Gardner, Gus D. Halas, Brian J. Harper, Lee D. Keddie, Jeffry R. Keyes, Shawn W. Kravetz, Benjamin E. Large and Chad M. Nelson (the “Nominees”) to the Board at the Annual Meeting.

PROPOSAL NO. 1

STOCK ISSUANCE PROPOSAL

In connection with the Merger, you are being asked by Aviragen to approve the Stock Issuance Proposal. Under the Merger Agreement, and as discussed in detail in the Merger Proxy Statement, the Company is required to obtain, as a condition to the Merger, the approval of its stockholders in order to issue the Shares to the former Vaxart shareholders as consideration for the Merger. Immediately following the Merger, it is expected that Vaxart securityholders will own approximately 60% of the outstanding capital stock of the combined company, and the Aviragen securityholders will own approximately 40% of the outstanding capital stock of the combined company. The terms of, reasons for and other aspects of the issuance of shares of Aviragen common stock pursuant to the Merger Agreement are described in detail in the Aviragen Merger Proxy Statement.

For the reasons discussed in the “Reasons for our Solicitation” section of this Proxy Statement, we oppose the proposed Merger as we believe that the Merger is not in the best interests of the Company and its stockholders and should be voted down at the Special Meeting. To that end, we are soliciting your proxy to vote AGAINST the Stock Issuance Proposal.

Presuming a quorum is present, the Stock Issuance Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting (the “Required Parent Stockholder Merger Vote”).

We urge you to demonstrate your opposition to the proposed Merger and to send a message to the Aviragen Board that the proposed Merger is not in the best interest of Aviragen stockholders by signing, dating and returning the enclosed BLUE proxy card as soon as possible.

The CAS Group urges you to vote AGAINST THE STOCK ISSUANCE proposal and intendS to vote ITS shares “against” this proposal.

PROPOSAL NO. 2

REVERSE STOCK SPLIT PROPOSAL

In connection with the Merger, you are being asked by Aviragen to approve the Reverse Stock Split Proposal. Pursuant to the Reverse Stock Split Proposal, you are being asked to approve an amendment to the certificate of incorporation of Aviragen effecting a reverse stock split of the issued shares of Aviragen common stock, at a ratio in the range of 10 and 20-for-1, with such specific ratio to be mutually agreed upon by Aviragen and Vaxart or, if the Stock Issuance Proposal is not approved by Aviragen stockholders, determined solely by the Aviragen Board following the Special Meeting. The terms of, reasons for and other aspects of the proposed reverse stock split pursuant to the Merger Agreement are described in detail in the Aviragen Merger Proxy Statement.

According to the Aviragen Merger Proxy Statement, the listing standards of the Nasdaq Global Market will require Aviragen to have, among other things, a $4.00 per share minimum bid price upon the closing of the Merger. Although the approval of the stock split is not a closing condition to consummate the Merger, according to the Aviragen Merger Proxy Statement, if Aviragen’s stockholders do not approve the Reverse Stock Split Proposal to effect the reverse stock split in connection with the closing of the Merger, Aviragen has been advised that Nasdaq will commence delisting procedures immediately following the closing of the Merger.

For the reasons discussed in the “Reasons for our Solicitation” section of this Proxy Statement, we oppose the proposed Merger as we believe that the Merger is not in the best interests of the Company and its stockholders and should be voted down at the Special Meeting. To that end, we are soliciting your proxy to vote AGAINST the Reverse Stock Split Proposal.

Presuming a quorum is present, the Reverse Stock Split Proposal requires the affirmative vote of a majority of the shares of Aviragen common stock outstanding on the record date for the Special Meeting.

The CAS Group urges you to vote AGAINST THE REVERSE STOCK SPLIT proposal and intend to vote our shares “against” this proposal.

PROPOSAL NO. 3

EXECUTIVE MERGER COMPENSATION PROPOSAL

As discussed in further detail in the Aviragen Merger Proxy Statement, the Company is providing its stockholders with the opportunity to cast a nonbinding advisory vote on the compensation that may be payable to its named executive officers in connection with the Merger. Accordingly, the Company is asking stockholders to vote for the following resolution.

"RESOLVED, that the stockholders of Aviragen Therapeutics, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable by Aviragen to its named executive officers that is based on or otherwise relates to the merger as disclosed in the section titled "The Merger—Interests of the Aviragen Directors and Executive Officers in the Merger."

According to the Aviragen Merger Proxy Statement, because the vote is advisory in nature only, it will not be binding on the Company or the Board. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the Merger is consummated and regardless of the outcome of the vote on the Executive Merger Compensation Proposal.

For the reasons discussed in the “Reasons for our Solicitation” section of this Proxy Statement, we oppose the proposed Merger as we believe that the Merger is not in the best interests of the Company and its stockholders and should be voted down at the Special Meeting. To that end, we are soliciting your proxy to vote AGAINST the Executive Merger Compensation Proposal.

The CAS Group urges you to vote AGAINST AVIRAGEN’S proposal to approve the EXECUTIVE MERGER COMPENSATION PROPOSAL and intend to vote our shares “against” this proposal.

 PROPOSAL NO. 4

SAY-ON-PAY FREQUENCY PROPOSAL

As discussed in further detail in the Aviragen Merger Proxy Statement, the Company is providing its stockholders with the opportunity to cast a nonbinding advisory vote for their preference as to how frequently to include advisory votes on the compensation of Aviragen’s named executive officers. Accordingly, the Company is asking stockholders to vote for the following resolution.

“RESOLVED, that the option of “ONCE EVERY YEAR,” “ONCE EVERY TWO YEARS” and “ONCE EVERY THREE YEARS” that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which Aviragen Therapeutics, Inc. is to hold a stockholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

According to the Aviragen Merger Proxy Statement, because the vote is advisory in nature only, it will not be binding on the Company or the Board.

For the reasons discussed in the “Reasons for our Solicitation” section of this Proxy Statement, we believe that the Board has failed to appropriately adjust the compensation of management and directors in connection with the Company’s significantly reduced business activities. To that end, we are soliciting your proxy to vote ONCE EVERY YEAR with respect to the Say-on-Pay Frequency Proposal.

The CAS Group urges you to vote “ONCE EVERY YEAR” WITH RESPECT TO the SAY-ON-PAY FREQUENCY PROPOSAL and intend to vote our shares “ONCE EVERY YEAR” WITH RESPECT TO this proposal.

PROPOSAL NO. 5

ADJOURNMENT PROPOSAL

You are being asked by Aviragen to approve a proposal to grant the Company authority to vote your Shares to adjourn the meeting, if necessary, to provide additional time to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal and/or the Reverse Stock Split Proposal. The terms of, reasons for and other aspects of the Adjournment Proposal are described in detail in the Aviragen Merger Proxy Statement.

According to the Aviragen Merger Proxy Statement, if Aviragen fails to receive a sufficient number of votes to approve the Stock Issuance Proposal and/or the Reverse Stock Split Proposal, Aviragen may propose to adjourn the Special Meeting for the purpose of soliciting additional proxies to approve the Stock Issuance Proposal and/or the Reverse Stock Split Proposal. Aviragen currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve the Stock Issuance Proposal or the Reverse Stock Split Proposal.

According to the Aviragen Merger Proxy Statement, if a quorum is present, and the Stock Issuance Proposal has received sufficient votes for approval, but the Reverse Stock Split Proposal has not received the requisite votes for approval, and votes representing 2% or less of the aggregate number of shares of Aviragen common stock are needed to obtain such approval, then the Special Meeting will be adjourned with respect to the Reverse Stock Split Proposal for a maximum of five calendar days, during which period Aviragen will use commercially reasonable efforts to obtain such additional votes.

The affirmative vote of the holders of a majority of the shares of Aviragen common stock properly cast at the Special Meeting is required for approval of this proposal is required to approve the adjournment, if necessary, of the Special Meeting for the purpose of soliciting additional proxies to approve the Stock Issuance Proposal and/or the Reverse Stock Split Proposal.

For the reasons discussed in the “Reasons for our Solicitation” section of this Proxy Statement, we oppose the proposed Merger as we believe that the Merger is not in the best interests of the Company and its stockholders and should be voted down at the Special Meeting. To that end, we are soliciting your proxy to vote AGAINST the Adjournment Proposal.

The CAS Group urges you to vote AGAINST the adjounment proposal and intend to vote our shares “AGAINST” this proposal.

CONSEQUENCES OF DEFEATING THE PROPOSED MERGER

The Merger Agreement requires, as a condition to the obligation of each party to consummate the Merger, that Aviragen shall have obtained the Required Parent Stockholder Merger Vote. In addition, the Merger Agreements permits both Aviragen and Vaxart to terminate the Merger Agreement in the event that the Special Meeting is held and a final vote on the Stock Issuance Proposal has been taken and has not been approved by Required Parent Stockholder Merger Vote. In the event that the Merger Agreement is terminated by Aviragen or Vaxart pursuant following such failure of Aviragen’s stockholder to approve the Stock Issuance Proposal, no termination fee is required by either Aviragen or Vaxart. Capitalized terms used in this section of the Proxy Statement have the meanings given to them in the Merger Agreement.

However, in the event that (i) the Merger Agreement is terminated by Vaxart (at any time prior to the approval of the Stock Issuance Proposal) as a result of a Parent Triggering Event, (ii) an Acquisition Proposal with respect to Aviragen shall have been publicly announced or disclosed after the date of the Merger Agreement but prior to the termination of the Merger Agreement and (iii) within twelve months after such termination, Aviragen enters into a definitive agreement for a Subsequent Transaction in respect of the Acquisition Proposals, then Aviragen is required to pay to Vaxart an amount equal to $1,950,000 (the “Aviragen Termination Fee”).

In addition, in the event that the Merger Agreement is terminated by Aviragen if (i) Aviragen has received a Superior Offer, (ii) Aviragen has complied with its obligations under the Merger Agreement to accept such Superior Offer and (iii) Aviragen concurrently terminates the Merger Agreement and enters into a Permitted Alternative Agreement with respect to such Superior Offer, then Aviragen must pay the Aviragen Termination Fee to Vaxart.

We do not believe that our actions to date have constituted an Acquisition Proposal and would strongly disagree with any view to the contrary. However, we cannot be certain that an Acquisition Proposal will not be announced, disclosed or otherwise communicated to the Board prior to the Special Meeting or that Vaxart will not claim that our actions have constituted an Acquisition Proposal such that they are entitled to, in the circumstances described above, payment of the termination fee. In addition, if Vaxart makes such assertions, despite our view to the contrary, it is possible that the Board will conclude that we have made an Acquisition Proposal and authorize payment of such amount.

VOTING AND PROXY PROCEDURES

Only stockholders of record on the Record Date will be entitled to notice of and to vote at the Special Meeting. Each Share is entitled to one vote. Stockholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Stockholders of record on the Record Date will retain their voting rights in connection with the Special Meeting even if they sell such Shares after the Record Date. Based on publicly available information, the CAS Group believes that the only outstanding class of securities of Aviragen entitled to vote at the Special Meeting is the Shares.

Shares represented by properly executed BLUE proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted AGAINST the Stock Issuance Proposal, AGAINST the Reverse Stock Split Proposal, AGAINST the Executive Merger Compensation Proposal, ONCE EVERY YEAR with respect to the Say-on-Pay Frequency Proposal and AGAINST the Adjournment Proposal, and, in the discretion of the persons named as proxies, on all other matters as may properly come before the Special Meeting.

QUORUM; BROKER NON-VOTES; DISCRETIONARY VOTING

A quorum is the minimum number of Shares that must be represented at a duly called meeting in person or by proxy in order to legally conduct business at the meeting. For the Special Meeting, the presence, in person or by proxy, of the holders of at least 19,363,268 Shares of Common Stock, which represents a majority of the 38,649,237 Shares outstanding as of the Record Date, will be considered a quorum allowing votes to be taken and counted for the matters before the stockholders.

Abstentions will be counted for purposes of determining a quorum. Shares represented by “broker non-votes” will not be counted for purposes of determining the presence of a quorum unless the broker has been instructed to vote on at least one of the proposals to be presented at the Special Meeting in this Proxy Statement. If you hold your Shares in street name and do not provide voting instructions to your broker, your Shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a “broker non-vote”). Your broker will not have discretionary authority to vote your Shares at the Special Meeting on any of the proposals.

VOTES REQUIRED FOR APPROVAL

Approval of the Stock Issuance Proposal ─ Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on the adoption of the Stock Issuance Proposal. The adoption of the Stock Issuance Proposal by the Company’s stockholders requires the affirmative vote of a majority of the votes cast at the Special Meeting (the “Required Parent Stockholder Merger Vote”). As disclosed in the Aviragen Merger Proxy Statement, the failure to vote your Shares and “broker non-votes” will have no effect on the outcome of the Stock Issuance Proposal, however, abstentions will have the effect of a vote “AGAINST” the Stock Issuance Proposal.

Approval of the Reverse Stock Split Proposal ─ Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on the approval of the Reverse Stock Split Proposal. The adoption of the Reverse Stock Split Proposal requires the affirmative vote of a majority of the shares of common stock outstanding as of the record date for the Special Meeting. As disclosed in the Aviragen Merger Proxy Statement, the failure to vote your Shares, abstentions and “broker non-votes” will have the effect of voting “AGAINST” the Reverse Stock Split Proposal.

Approval of the Executive Merger Compensation Proposal ─ Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on the approval of the Executive Merger Compensation Proposal. According to the Aviragen Merger Proxy Statement, although the vote is non-binding, approval of the Executive Merger Compensation Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. As disclosed in the Aviragen Merger Proxy Statement, the failure to vote your Shares and “broker non-votes” will have no effect on the outcome of the Stock Issuance Proposal, however, abstentions will have the effect of a vote “AGAINST” the Executive Merger Compensation Proposal.

Approval of the Say-on-Pay Frequency Proposal ─ Stockholders may vote “1 year”, “2 year” or “3 year” or may “ABSTAIN” from voting on the approval of the Say-on-Pay Frequency Proposal. According to the Aviragen Merger Proxy Statement, although the vote is non-binding, the frequency that is approved will be that which receives the highest number of votes at the Special Meeting. As disclosed in the Aviragen Merger Proxy Statement, the failure to vote your Shares, abstentions and “broker non-votes” will have no effect on the outcome of the Say-on-Pay Frequency Proposal.

Approval of the Adjournment Proposal ─ Stockholders may vote “FOR” or “AGAINST” or may “ABSTAIN” from voting on the approval of the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Stock Issuance Proposal and/or the Reverse Stock Issuance Proposal. According to the Aviragen Merger Proxy Statement, although the vote is non-binding, approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the Special Meeting. As disclosed in the Aviragen Merger Proxy Statement, the failure to vote your Shares, abstentions and “broker non-votes” will have the effect of voting “AGAINST” the Adjournment Proposal.

To vote, please complete, sign, date and return the enclosed BLUE proxy card or, to appoint a proxy over the Internet or by telephone, follow the instructions provided herein. If you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your Shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

REVOCATION OF PROXIES

Stockholders of Aviragen may revoke their proxies at any time prior to exercise by attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the CAS Group in care of InvestorCom at the address set forth on the back cover of this Proxy Statement or to Aviragen at 2500 Northwinds Parkway, Suite 100, Alpharetta, Georgia 30009, or any other address provided by Aviragen. Although a revocation is effective if delivered to Aviragen, the CAS Group requests that either the original or photostatic copies of all revocations be mailed to the CAS Group in care of InvestorCom at the address set forth on the back cover of this Proxy Statement so that the CAS Group will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares. Additionally, InvestorCom may use this information to contact stockholders who have revoked their proxies in order to solicit later dated proxies against the Company’s proposals in connection with the Merger.

IF YOU WISH TO VOTE AGAINST THE STOCK ISSUANCE PROPOSAL, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

SOLICITATION OF PROXIES

The solicitation of proxies pursuant to this Proxy Statement is being made by the CAS Group. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements.

The CAS Group has entered into an agreement with InvestorCom for solicitation and advisory services in connection with this solicitation, for which InvestorCom will receive a fee not to exceed $25,000, together with reimbursement for its reasonable out-of-pocket expenses. InvestorCom will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The CAS Group has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. The CAS Group will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that InvestorCom will employ approximately 35 persons to solicit Aviragen’s stockholders for the Special Meeting.

The entire expense of soliciting proxies is being borne by the CAS Group. Costs of this solicitation of proxies are currently estimated to be approximately $90,000. The CAS Group estimates that through the date hereof, its expenses in connection with this solicitation are approximately $22,500.

If the CAS Group is successful in its solicitation of proxies to defeat the proposed Merger at the Special Meeting, then it intends to seek reimbursement from the Company for its expenses incurred in connection therewith.

ADDITIONAL PARTICIPANT INFORMATION

Digirad, East Hill Management and Thomas M. Clay are participants in this solicitation. By virtue of their respective positions with Digirad, as more fully explained in Schedule II, the individuals set forth on Schedule II hereto may also be deemed to be “participants” in this solicitation (however, such individuals are not members of the CAS Group). In addition, by virtue of their inclusion in the CAS Group with Digirad, East Hill Management and Thomas M. Clay for purposes of soliciting proxies for the election of directors at the next annual meeting of the Company, the Nominees set forth on Schedule II hereto may also be deemed to be “participants” in this solicitation.

The principal business of Digirad is providing mobile healthcare solutions and medical equipment and services, including diagnostic imaging and patient monitoring, to hospitals, physician practices, and imaging centers throughout the U.S. The principal business of East Hill Management is serving as a registered investment advisory firm which acts as investment manager to East Hill Hedge Fund, LLC, a Delaware limited liability company (“EHHF”) and each of the following: (i) The Clay Mathematics Institute, Inc. (the “CMI”), (ii) the Monadnock Charitable Annuity Lead Trust dated May 31, 1996 (the “Monadnock Trust”), (iii) the Skadutakee Charitable Annuity Lead Trust II dated June 28, 1993 (the “Skadutakee II Trust”), (iv) the Sea Turtle Conservancy Inc. (the “STC”) and (v) the Clay Fellowships Charitable Trust (the “Fellowships” and collectively with CMI, the Monadnock Trust, the Skadutakee II Trust and the STC, the “EHM Managed Accounts”). The principal occupation of Thomas M. Clay is as a Vice President and sole Manager of East Hill Management. Mr. Thomas M. Clay is also a Trustee of the Landon T. Clay 2009 Revocable Trust (the “LTC Trust”), the President of LTC Corporation and a director and the chief executive officer of Golden Queen Mining Co. Ltd. (Toronto Stock Exchange: GQM), and chairman of ThromboGenics, NV (Euronext: THR).

The address of the principal office of Digirad is 1048 Industrial Court, Suwanee, Georgia 30024. The principal business address of East Hill Management and Mr. Thomas M. Clay is c/o East Hill Management Company, LLC, 70 Main Street, Suite 300, Peterborough, New Hampshire 03458.

As of the date hereof, Digirad directly beneficially owned 1,000 Shares in record name. As of the date hereof, East Hill Management directly beneficially owned 1,004 Shares. East Hill Management, as the investment manager and general partner of EHHF, may be deemed the beneficial owner of 1,779,646 Shares beneficially owned by EHHF. East Hill Management, as the investment manager to each of the EHM Managed Accounts, may be deemed the beneficial owner of the 1,134,788 Shares held by the EHM Managed Accounts, which consist of (i) 358,024 Shares beneficially owned by East Hill Management on behalf of CMI, (ii) 342,672 Shares beneficially owned by East Hill Management on behalf of the Monadnock Trust, (iii) 362,437 Shares beneficially owned by East Hill Management on behalf of the Skadutakee II Trust, (iv) 16,116 Shares beneficially owned by East Hill Management on behalf of the STC and (v) 55,539 Shares beneficially owned by East Hill Management on behalf of the Fellowships. As of the date hereof, Thomas M. Clay directly beneficially owned 85,587 Shares and, (i) as the sole Manager of East Hill Management, may be deemed the beneficial owner of the 2,915,438 Shares beneficially owned by East Hill Management and (ii) as a Trustee of the LTC Trust, may be deemed the beneficial owner of the 194,081 Shares held by the LTC Trust.

Each participant in this solicitation who is a member of the CAS Group, as a member of a “group” with the other participants for the purposes of Section 13(d)(3) of the Exchange Act, may be deemed to beneficially own the 3,196,106 Shares, owned in the aggregate by all of the participants in this solicitation. Each participant in this solicitation disclaims beneficial ownership of the Shares he or it does not directly own. For information regarding purchases and sales of securities of the Company during the past two years by the participants in this solicitation, see Schedule I. Each of the participants disclaims beneficial ownership with respect to the securities of the Company reported owned in this Notice except to the extent of his, her or its pecuniary interest therein.

The Shares purchased by Digirad and EHHF were purchased with working capital (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except as otherwise noted.

The 194,081 Shares held by the LTC Trust were acquired as set forth in this paragraph. Mr. Landon T. Clay previously owned certain interests of Prolysis Limited (“Prolysis”). Subsequently, Biota Holdings (“Holdings”) purchased certain assets of Prolysis in exchange for equity issued by Holdings (the “Prolysis-Holdings Transaction”). Promic Limited (“Promic”), as successor-in-interest to Prolysis, subsequently distributed to its partners, including Mr. Landon T. Clay, the father of Mr. Thomas M. Clay, the Holdings equity it acquired in the Prolysis-Holdings Transaction (the “Biota Distribution”). Subsequently, Holdings merged with Nabi Biopharmaceuticals (“Nabi”), with Biota Pharmaceuticals Inc. (“Biota”) as the surviving entity as a result of such merger (the “Nabi Merger”). Biota is the immediate predecessor to the Company. Mr. Landon T. Clay is the donor of the assets held directly by the LTC Trust and transferred the Shares he acquired through the Biota Distribution to the LTC Trust. Mr. Landon T. Clay has since passed away. Mr. Thomas M. Clay is a Trustee of the LTC Trust. Each of Mr. Landon T. Clay’s four sons, including Mr. Thomas M. Clay, has a remainder beneficial interest in the LTC Trust.

Messrs. Landon T. Clay and Thomas M. Clay also acquired Shares as part of various partnership distributions. Certain limited partnerships (the “VC Partnerships”), of which Messrs. Landon T. Clay and Thomas M. Clay were limited partners, also invested in Prolysis and, consequently, also received equity interests of predecessors to the Company through the Biota Distribution. Upon the liquidation of the various VC Partnerships, the VC Partnerships distributed their equity interests (the “VC Partnership Distribution”), including interests in the predecessors to the Company, to their limited partners, including Messrs. Landon T. Clay and Thomas M. Clay. East Hill Management was the general partner of each of the VC Partnerships and also received Shares as payment of management fees and upon the liquidation of each VC Partnership. Mr. Thomas M. Clay also acquired certain Shares as a result of owning Nabi common stock at the time of the Nabi Merger and through liquidating distributions of certain charitable lead trusts (the “Charitable Trusts”). Mr. Landon T. Clay was the donor of the Charitable Trusts, and all of Mr. Landon T. Clay’s four sons, including Mr. Thomas M. Clay, were the ultimate beneficiaries upon the expiration of the Charitable Trusts.

The Shares beneficially owned by East Hill Management on behalf of the EHM Managed Accounts were acquired through the VC Partnership Distribution or purchased with working capital received through donations by Mr. Landon T. Clay (which may, at any given time, include margin loans made by brokerage firms in the ordinary course of business) in open market purchases, except that 7,060 Shares were acquired by the Monadnock Trust pursuant to the VC Partnership Distributions.

The 1,004 Shares owned by East Hill Management were acquired as payment of management fees and through the VC Partnership Distribution. Upon the liquidation of the various VC Partnerships, the VC Partnerships distributed their equity interests, including interests in the predecessors to the Company, to East Hill Management, which was the general partner of each VC Partnership.

The 85,587 Shares owned directly by Mr. Thomas M. Clay were acquired as follows: (i) 1,707 Shares were acquired as a result of the VC Partnership Distribution, (ii) 52,544 Shares were acquired as a result of distributions by the Charitable Trusts and (iii) 31,336 Shares were acquired through the Nabi Merger.

On January 11, 2018, Digirad, East Hill Management and Thomas M. Clay (together with East Hill Management, “East Hill”) entered into an Amended and Restated Joint Filing and Solicitation Agreement (as amended, the “Joint Filing and Solicitation Agreement”) in which, among other things, the members of the CAS Group agreed to (a) the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company and (b) form the CAS Group for the purposes of (i) seeking representation on the Board at the next meeting of stockholders of the Company at which directors can be elected, (ii) for soliciting stockholder support for director nominations and any other proposal submitted by the CAS Group and (iii) for such other actions as the members of the CAS Group agree to take, including, but not limited to, soliciting stockholder support against the proposed merger between the Company and Vaxart, and for the purpose of taking all other action necessary to achieve the foregoing. Pursuant to the Joint Filing and Solicitation Agreement, the Reporting Persons agreed that (i) any director candidates to be nominated to the Board by the CAS Group shall be selected by mutual agreement of Digirad and East Hill, (ii) all strategic decisions regarding the actions taking by the CAS Group shall be decided by mutual agreement of Digirad and East Hill and (iii) Digirad alone shall have the right to pre-approve all expenses incurred in connection with the CAS Group’s activities and agrees to pay directly all such pre-approved expenses. Under the Joint Filing and Solicitation Agreement, East Hill agreed that it will not, and it will cause its affiliates not to, sell to the Company any shares of the Company beneficially owned by East Hill or its affiliates unless (i) East Hill reasonably believes that any large shareholder (beneficial owner of at least 3% of the outstanding shares) of the Company intends to sell, or has sold, any shares of the Company to the Company at a premium over the then current trading price of the shares of the Company or (ii) East Hill reasonably believes that the CAS Group will be unsuccessful in its efforts to elect directors to the Board. In addition, the CAS Group agreed that if the CAS Group is successful in its nomination of directors to the Board, the CAS Group will seek reimbursement for (i) East Hill’s legal expenses relating to its previous efforts to effect change at the Company and (ii) the CAS Group’s and Digirad’s legal expenses relating to the CAS Group’s activities. The original Joint Filing and Solicitation Agreement was entered into on December 29, 2017, by and among Digirad, East Hill Management and Thomas M. Clay and consisted of substantially the same terms.

On January 11, 2018, each of the Nominees entered into a Joinder Agreement to the Joint Filing Solicitation Agreement, pursuant to which each Nominee agreed to be bound by the terms and conditions set forth therein, including, among other things, the joint filing on behalf of each of the participants of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company.

Digirad has entered into letter agreements (collectively, the “Indemnification Agreements”) with each Nominee pursuant to which it agreed to indemnify each of the Nominees against claims arising from the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting and any related matters.

On January 3, 2018, Digirad filed a verified complaint with the Court of Chancery of the State of Delaware under 8 Del. C. § 211 seeking to compel the Company to hold an annual meeting of its stockholders for the purpose of electing directors because the Company has not held an annual meeting for more than thirteen months. On January 4, 2018, the Board scheduled the Annual Meeting for the election of directors to take place on April 11, 2018.

Except as otherwise set forth in this Proxy Statement, (i) during the past 10 years, no participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no participant directly or indirectly beneficially owns any securities of the Company; (iii) no participant owns any securities of the Company which are owned of record but not beneficially; (iv) no participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no participant is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no participant or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (xi) no participant has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting; (xii) no participant holds any positions or offices with the Company; (xiii) no participant has a family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer and (xiv) no companies or organizations, with which any participant has been employed in the past five years, is a parent, subsidiary or other affiliate of the Company. Except as otherwise set forth in this Proxy Statement, there are no material proceedings to which any participant or any of his or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each participant, except as otherwise set forth in this Proxy Statement, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years.

INFORMATION REGARDING AVIRAGEN AND THE MERGER

According to the Aviragen Merger Proxy Statement, Aviragen is a Delaware corporation with its principal executive office located at 2500 Northwinds Parkway, Suite 100, Alpharetta, Georgia 3000.

Aviragen is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith is required to file reports, proxy statements and other information with the SEC. Reports, registration statements, proxy statements and other information filed by Aviragen with the SEC, including the Company's proxy statement, are publicly available at the SEC website: www.sec.gov.

We note that the Aviragen Merger Proxy Statement contains information regarding:

•	the terms of the Merger Agreement and the Merger and related transactions;
•	any reports, opinions and/or appraisals received by Aviragen in connection with the Merger;
•	past contacts, transactions and negotiations by and among the parties to the Merger and their respective affiliates and advisors;
•	federal and state regulatory requirements that must be complied with and approvals that must be obtained in connection with the Merger;
•	the support agreements by the stockholders of Vaxart and the support agreements by the stockholders of Aviragen;
•	security ownership of certain beneficial owners and management of the Company, including 5% owners;
•	the number of Shares outstanding as of the Record Date;
•	the establishment of a quorum;
•	the vote required for approval;
•	the treatment of abstentions and “broker non-votes;”
•	the compensation paid and payable to Aviragen’s directors and executive officers;
•	the trading prices of Aviragen Shares over time;
•	the availability of appraisal rights in connection with the Merger;
•	the requirements for the submission of stockholder proposals in connection with the next annual meeting of stockholders of Aviragen; and
•	the Company, Vaxart and Merger Sub.

STOCKHOLDER PROPOSALS

According to Aviragen’s Current Report, filed with the SEC on January 5, 2018, the Company expects to hold its next annual meeting of stockholders on April 11, 2018 (the “Annual Meeting”). The Company did not hold any annual meeting of stockholders in 2017.

Proposals of stockholders intended to be presented at the Annual Meeting must, in order to be included in the Company’s proxy statement and the form of proxy for the Annual Meeting, be submitted in writing, with proof of stock ownership in accordance with Rule 14a-8 and be received by the Company’s Secretary a reasonable time before Aviragen begins to print and send proxy materials

Under the Bylaws, any stockholder intending to present any proposal (other than a proposal made by, or at the direction of, the Board) at the Annual Meeting, must give written notice of that proposal to the Company’s Secretary not less than 90 days prior to the date of the Annual Meeting. However, in the event that less than 100 days’ notice or prior public announcement of the date of the meeting is given or made to stockholders, then a proposal shall be received no later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or a public announcement was made. Aviragen’s bylaws also specify requirements as to the form and content of a stockholder’s notice. According to the Aviragen Merger Proxy Statement, Aviragen will not entertain any proposals or nominations that do not meet these requirements. Since the Company gave notice of the date of the Annual Meeting on January 5, 2018 (less than 100 days before the Annual Meeting), the deadline to submit proposals or director nominations is the close of business on January 15, 2018.

The information set forth above regarding the procedures for submitting stockholder proposals for consideration at the Annual Meeting is based on information contained in the Company’s Merger Proxy Statement. The incorporation of this information in this Proxy Statement should not be construed as an admission by the CAS Group that such procedures are legal, valid or binding.

OTHER MATTERS AND ADDITIONAL INFORMATION

The CAS Group is unaware of any other matters to be considered at the Special Meeting. However, should other matters, which the CAS Group is not aware of a reasonable time before this solicitation, be brought before the Special Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

The CAS Group has omitted from this Proxy Statement certain disclosure required by applicable law that is already included in the Aviragen Merger Proxy Statement. This disclosure includes, among other things, detailed information relating to the background, reasons for, terms and consequences of the Merger, including risk factors, financial and pro forma information, tax consequences, accounting treatment, description of business conducted by Aviragen, description and share price information of the Shares, interest of officers and directors of Aviragen in the Merger and information regarding persons who beneficially own more than 5% of the Shares and the ownership of the Shares by the management and directors of Aviragen.

The information concerning Aviragen contained in this Proxy Statement has been taken from, or is based upon, publicly available information.

CONCERNED AVIRAGEN SHAREHOLDERS GROUP

January 23, 2018

SCHEDULE I

TRANSACTIONS IN SECURITIES OF AVIRAGEN

DURING THE PAST TWO YEARS

Except as otherwise specified, all transactions were made in the open market.

Class of Security	Amount of Securities Acquired/(Disposed)	Date of Transaction

DIGIRAD CORPORATION

Common Stock	1,000	09/29/2017

EAST HILL MANAGEMENT COMPANY, LLC

(Through East Hill Hedge Fund, LLC)

Common Stock	(93,282)	10/30/2017

east hill management company, llc

(Through the EHM Managed Accounts)

Common Stock	(59,638)	10/30/2017

I-1

SCHEDULE II

PERSONS WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES

Set forth below are the names, principal business addresses and principal occupations or employment of the directors, officers, employees and other representatives of Digirad Corporation (“Digirad”) who may assist in Digirad’s solicitation of proxies in connection with the Special Meeting, and the name, principal business and address of any corporation or other organization in which their employment is carried on. To the extent that any of these individuals assists Digirad in its solicitation of proxies for the Special Meeting, these persons may be deemed “participants” under the applicable SEC rules.

Directors, Officers and Employees of Digirad

The name and principal occupation or employment of each director, officer and employee of Digirad who may be deemed a “participant” are set forth below (collectively, the “Digirad Participant”). Unless otherwise indicated, for each person, the principal business address is c/o Digirad Corporation, 1048 Industrial Court, Suwanee, Georgia 30024. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Digirad.

Name	Present Position with Digirad or Other Principal Occupation or Employment	Address of Principal Employer (if other than Digirad)
Jeffrey E. Eberwein	Chairman of the Board of Digirad Founder and Chief Executive Officer of Lone Star Value Management, LLC	c/o Lone Star Value Management LLC, 53 Forest Avenue, 1st Floor, Old Greenwich, Connecticut 06870
Matthew G. Molchan	President, Chief Executive Officer and Director of Digirad
Dimitrios J. Angelis	Director of Digirad Executive Counsel of Life Sciences Law Group	c/o Life Science Legal LLC 214 South Spring Street Independence, Missouri 64050-3647
John M. Climaco	Director of Digirad Chief Executive Officer of CNS Pharmaceuticals Inc.
Michael A. Cunnion	Director of Digirad President and Chief Executive Officer of Remedy Health Media	c/o Remedy Health Media 750 Third Avenue, 6th Floor New York, New York 10017
Charles M. Gillman	Director of Digirad Executive Managing Director of the IDWR Multi-Family Office	1223 Wilshire Boulevard Unit 648 Santa Monica, California 9040
John W. Sayward	Director of Digirad Retired Partner of Nippon Heart Hospital LLC
Jeffry R. Keyes	Chief Financial Officer and Corporate Secretary of Digirad
Virgil J. Lott	President, Diagnostic Imaging of Digirad
Martin B. Shirley	President, Digirad Imaging Solutions of Digirad

CAS Group Nominees

Set forth below are the names, principal business addresses and principal occupations or employment of the individuals who are members of the CAS Group who will be nominated as directors (the “Nominees”) to the Board at the next annual meeting of stockholders of the Company. The Nominees are not expected to assist in any way in connection with Digirad’s solicitation of proxies in connection with the Special Meeting, however, as a result of being members of the CAS Group, these persons may be deemed “participants” under the applicable SEC rules.

Name	Business Address	Principal Occupation or Employment
James C. Elbaor	222 West Merchandise Mart Plaza, Suite 1212 Chicago, IL 60654	Consulting advisor to Lucus Advisors LLC
Paul J. Evans	633 N. Ironwood Dr. Arlington Heights, IL 60004	Interim CEO and director of Hill International
Brian J. Harper	6680 Gunpark Drive, Suite 202B Boulder, CO 80301	Founder and President of Harper Asset Management, LLC
Lee D. Keddie	8719 258 Ave NE Redmond, WA 98053	President and CEO and director of Compumed Inc. and President and CEO of VCM Group LLC
Jeffry R. Keyes	c/o Digirad Corporation 1048 Industrial Court Suwanee, GA 30024	Chief Financial Officer of Digirad Corporation
Shawn W. Kravetz	One International Place 14th Floor Boston, MA 02110	President and Chief Investment Officer of Esplanade Capital LLC
Benjamin E. Large	304 S. Jones Blvd #3367 Las Vegas NV 89107	Managing Partner of Nutmeg Investments, LLC
Chad M. Nelson	c/o Invenire Capital, LLC 90 Grove Street, Suite 206 Ridgefield, CT 06877	Managing Partner of Invenire Capital, LLC

Interests of Digirad Participants and Nominees

Except as described below or set forth in this Proxy Statement, to the CAS Group’s knowledge, after reasonable inquiry, (i) during the past ten (10) years, no Digirad Participant or Nominee has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Digirad Participant or Nominee directly or indirectly beneficially owns any securities of the Company; (iii) no Digirad Participant or Nominee owns any securities of the Company which are owned of record but not beneficially; (iv) no Digirad Participant or Nominee has purchased or sold any securities of the Company during the past two (2) years; (v) no part of the purchase price or market value of the securities of the Company owned by any Digirad Participant or Nominee is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Digirad Participant or Nominee is, or within the past year was, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Digirad Participant or Nominee owns beneficially, directly or indirectly, any securities of the Company; (viii) no Digirad Participant or Nominee owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Digirad Participant or Nominee or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Digirad Participant or Nominee or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Digirad Participant or Nominee has a substantial interest, direct or indirect, by securities holdings or otherwise in any matter to be acted on at the Annual Meeting. With respect to each Digirad Participant or Nominee, except as otherwise set forth below or in this Notice, none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten (10) years. Lone Star Value Management LLC, Mr. Eberwein and Mr. Gillman are each subject to a Securities and Exchange Commission (“SEC”) administrative order, dated February 14, 2017 (Securities Exchange Act Release No. 80038), relating to alleged violations of Section 13(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules promulgated thereunder, including failing to disclose the members of a shareholder group, and further allegations that Messrs. Eberwein and Gillman violated Section 16(a) of the Exchange Act and the rules promulgated thereunder, including failing to timely file initial statements of beneficial ownership on Form 3 and changes thereto on Form 4. Without admitting or denying any violations, (i) Lone Star Value Management agreed to cease and desist from committing or causing any violations of Section 13(d) of the Exchange Act and Rules 13d-1 and 13d-2 promulgated thereunder, and paid a civil penalty of $120,000 to the SEC and (ii) Messrs. Eberwein and Gillman agreed to cease and desist from committing or causing any violations of (x) Section 13(d) of the Exchange Act and Rules 13d-1 and 13d-2 promulgated thereunder and (y) Section 16(a) of the Exchange Act and Rules 16a-2 and 16a-3 promulgated thereunder, and each paid a civil penalty to the SEC in the respective amounts of $90,000 and $30,000.

IMPORTANT

Tell your Board what you think! Your vote is important. No matter how many Shares you own, please give the CAS Group your proxy AGAINST the Stock Issuance Proposal by taking three steps:

●	SIGNING the enclosed BLUE proxy card,
●	DATING the enclosed BLUE proxy card, and
●	MAILING the enclosed BLUE proxy card TODAY in the envelope provided (no postage is required if mailed in the United States).

If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your Shares. The CAS Group urges you to confirm in writing your instructions to the CAS Group in care of InvestorCom at the address provided below so that the CAS Group will be aware of all instructions given and can attempt to ensure that such instructions are followed.

If you have any questions or require any additional information concerning this Proxy Statement, please contact InvestorCom at the address set forth below.

If you have any questions, require assistance in voting your BLUE proxy card, or need additional copies of the Concerned Aviragen Shareholders Group’s proxy materials, please contact InvestorCom at the phone numbers listed below.

65 Locust Avenue, Suite 302

New Canaan, CT 06840

Shareholders call toll free at (877) 972-0090

Banks and Brokers may call collect at (203) 972-9300

BLUE PROXY CARD

BLUE PROXY

AVIRAGEN THERAPEUTICS, INC.

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE
CONCERNED AVIRAGEN SHAREHOLDERS GROUP

THE BOARD OF DIRECTORS OF
AVIRAGEN THERAPEUTICS, INC.
IS NOT SOLICITING THIS PROXY

P R O X Y

The undersigned appoints Jeffry R. Keyes, Thomas M. Clay, John Glenn Grau and Michelle Frosch, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Aviragen Therapeutics, Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company, and including at any adjournments or postponements thereof and at any meeting called in lieu thereof (the “Special Meeting”).

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to the shares of common stock of the Company held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse and in their discretion with respect to any other matters as may properly come before the Special Meeting that are unknown to the Concerned Aviragen Shareholders Group a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE, THIS PROXY WILL BE VOTED “AGAINST” PROPOSAL 1, “AGAINST” PROPOSAL 2, “AGAINST” PROPOSAL 3, “ONE YEAR” WITH RESPECT TO PROPOSAL 4 AND “AGAINST” PROPOSAL 5.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting.

IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

BLUE PROXY CARD

[X] Please mark vote as in this example

1.	The Company’s proposal to approve the issuance of shares of Aviragen common stock pursuant to the Agreement and Plan of Merger and Reorganization, dated as of October 27, 2017, by and among Aviragen, Agora Merger Sub, Inc. and Vaxart, Inc.
FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

CAS Group recommends a vote “AGAINST” Proposal 1.

2.	The Company’s proposal to approve the amendment of the certificate of incorporation of Aviragen to effect a reverse stock split of Aviragen common stock at a ratio in the range of 10 and 20-for-1, with such specific ratio to be mutually agreed upon by Aviragen and Vaxart, Inc. or, if Proposal No. 1 is not approved by Aviragen stockholders determined solely by the Board of Directors following the special meeting.
FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

CAS Group recommends a vote “AGAINST” Proposal 2.

3.	The Company’s proposal to approve on non-binding advisory basis, the compensation that will or may become payable by Aviragen to its named executive officers in connection with the merger.
FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

CAS Group recommends a vote “AGAINST” Proposal 3.

4.	The Company’s proposal to select, on a non-binding advisory basis, the frequency with which Aviragen will hold an advisory vote on the compensation of Aviragen’s named executive officers.
1 year	2 years	3 years	ABSTAIN
[ ]	[ ]	[ ]	[ ]

CAS Group recommends a vote “1 year” with respect to Proposal 4.

5.	The Company’s proposal to approve an adjournment of the Aviragen special meeting, if necessary, to solicit additional proxies if there are not sufficient stockholder votes in favor of Proposal No. 1 or Proposal No. 2.
FOR	AGAINST	ABSTAIN
[ ]	[ ]	[ ]

CAS Group recommends a vote “AGAINST” Proposal 5.

BLUE PROXY CARD

THE CAS GROUP IS NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE SPECIAL MEETING. SHOULD OTHER MATTERS, WHICH THE CAS GROUP IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES HEREIN WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

DATED: ______________________

______________________________
(Signature)

______________________________
(Signature, if held jointly)

______________________________
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.